SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549



                                    FORM 8-K



                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934



                   Date of event reported: September 15, 1998


                         DANIELSON HOLDING CORPORATION
               (Exact Name of Registrant as Specified in Charter)


Delaware                            1-6732                    95-6021257
(State of Incorporation)            (Commission File          (IRS Employer
                                            Number)          Identification No.)



767 Third Avenue,          New York, New York                 10017
(Address of Principal Executive Offices)             (Zip Code)


Registrant's telephone number, including area code:  (212) 888-0347






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

Item 5.  Other Events

     On September 15, 1998, the Board of Directors of the Registrant increased the size of the Board from nine members to ten members and elected William W. Palmer as a member of the Board. Mr. Palmer is the General Counsel to the California Insurance Commissioner and the Deputy Commissioner and CEO of the California Department of Insurance Conservation & Liquidation Office, as well as serving in other capacities on behalf of the California Insurance Commissioner. The California Insurance Commissioner beneficially owns 1,803,235 shares of common stock of the Registrant (11.6% of the outstanding stock) in his capacity as trustee for the benefit of holders of certain deficiency claims against certain trusts.
A.       Exhibits

         The following exhibit is filed as part of this report.

99.1     Press Release dated September 17, 1998.



















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

                                   SIGNATURES




     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


September 17, 1998                          DANIELSON HOLDING CORPORATION





                                    By:      /s/ David M. Barse

                                        President


























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

                                  EXHIBIT INDEX

EXHIBIT                                                                     PAGE
NUMBER                              DOCUMENT                  NUMBER


99.1                                        Press Release dated               5
                                            September 17, 1998

                                                           FOR IMMEDIATE RELEASE

                                                        Contact:  David M. Barse
                                             President & Chief Operating Officer
                                                                    212/888-0347


                 DANIELSON HOLDING APPOINTS ADDITIONAL DIRECTOR


New York City - September 17, 1998

     Danielson Holding Corporation (DHC-AMEX) announced today that it has increased the size of the Board from nine members to ten members and elected William W. Palmer as a member of the Board. Mr. Palmer is the General Counsel to the California Insurance Commissioner and the Deputy Commissioner and CEO of the California Department of Insurance Conservation & Liquidation Office, as well as serving in other capacities on behalf of the California Insurance Commissioner. The California Insurance Commissioner beneficially owns 1,803,235 shares of common stock of the Registrant (11.6% of the outstanding stock) in his capacity as trustee for the benefit of holders of certain deficiency claims against certain trusts. Danielson is extremely pleased to have Mr. Palmer on the Board and believes that he will add tremendous value to the Company.
     Danielson Holding Corporation is an American Stock Exchange listed company, engaging in the specialty insurance business through its subsidiaries.

                                       ***